================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            _______________________

                                  FORM 8-K/A

                            AMENDED CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 10, 2000

                                VERISIGN, INC.
            (Exact name of registrant as specified in its charter)


            Delaware                  0-23596                94-3221585
(State or other jurisdiction of     (Commission           (I.R.S. Employer
incorporation or organization)      File Number)          Identification No.)

1350 Charleston Road, Mountain View, CA                       94043-1331
(Address of principal executive offices)                      (Zip Code)

      Registrant's telephone number, including area code:  (650) 961-7500

================================================================================

Item 7.  Financial Statements and Exhibits

     On February 16, 2000 and on March 7, 2000, VeriSign, Inc. ("VeriSign") filed Current Reports on Form 8-K to report its acquisitions of Thawte Consulting (Pty) Ltd., Thawte Holding (Pty) Ltd. and Thawte USA, Inc. ("Thawte"), and Signio, Inc. ("Signio"), respectively. Pursuant to Item 7 of Form 8-K, VeriSign indicated that it would file certain financial information no later than the date required under Item 7 of Form 8-K. This Amendment is filed to provide the required financial information.

     (a)  Financial statements of businesses acquired.

          The financial statements of Thawte and Signio included in this Amended Current Report, Form 8-K/A are as follows:

           Financial Statement Description                                           Page
     -----------------------------------------------------------------------    -------------
     Thawte Holdings (Pty) Ltd., Thawte Consulting (Pty) Ltd. and Thawte USA,
     Inc.:

     .   Independent Auditors' Report.......................................          4

     .   Combined Balance Sheets
         As of February 28, 1999 and 1998...................................          5

     .   Combined Statements of Operations
         For the Years Ended February 28, 1999 and 1998.....................          6

     .   Combined Statements of Stockholder's Deficit
         For the Years Ended February 28, 1999 and 1998.....................          7

     .   Combined Statements of Cash Flows
         For the Years Ended February 28, 1999 and 1998.....................          8

     .   Notes to Combined Financial Statements.............................          9

     .   Unaudited Combined Balance Sheets
         As of November 30, 1999 and 1998...................................         14

     .   Unaudited Combined Statements of Operations
         For the Nine Months Ended November 30, 1999 and 1998...............         15

     .   Unaudited Combined Statements of Cash Flows
         For the Nien Months Ended November 30, 1999 and 1998...............         16

     .   Notes to Unaudited Combined Financial Statements...................         17


     Signio, Inc. (formerly PaymentNet, Inc.):

     .   Independent Auditors' Report.......................................         20

     .   Balance Sheets
         As of December 31, 1999 and 1998...................................         21

     .   Statements of Operations
         For the Years Ended December 31, 1999 and 1998.....................         22

     .   Statements of Shareholder's Equity (Deficit)
         For the Years Ended December 31, 1999 and 1998.....................         23

     .   Statements of Cash Flows
         For the Years Ended December 31, 1999 and 1998.....................         26

     .   Notes to Financial Statements......................................         28

  (b)  Exhibits.

     The following exhibits are filed with this Amended Current Report, Form 8-K/A:

  Exhibit
  Number                          Exhibit Description
  ------    --------------------------------------------------------------------
   23.1     Consent of Independent Auditors
             (Thawte Holdings (Pty) Ltd., Thawte Consulting (Pty) Ltd. and
             Thawte USA, Inc.)

   23.2     Consent of Independent Auditors
             (Signio, Inc.)

   23.3     Consent of Independent Auditors
             (VeriSign, Inc. and Subsidiaries)

   99.1     VeriSign , Inc. 1999 Financial Statements

  (c)  Pro forma financial information.

     The pro forma financial statements included in this Amended Current Report, Form 8-K/A are as follows:

                         Financial Statement Description                            Page
  ------------------------------------------------------------------------------    ----
  .    Unaudited Pro Forma Combined Condensed Balance Sheets....................      41
  .    Unaudited Pro Forma Combined Condensed Statements of Operations..........      42
  .    Notes to Unaudited Pro Forma Combined Condensed Financial Statements.....      43

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders of Thawte Holdings (Pty) Ltd., Thawte Consulting (Pty) Ltd. and Thawte USA, Inc.:

     We have audited the accompanying combined balance sheets of Thawte Holdings
(Pty) Ltd., Thawte Consulting (Pty) Ltd. and Thawte USA, Inc. as of February 28, 1999 and 1998, and the related combined statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period ended February 28, 1999. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

Scope

     We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes:

     . examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements,
     . assessing the accounting principles used and significant estimates made by management, and
     .    evaluating the overall financial statement presentation.

     We believe that our audits provide a reasonable basis for our opinion.

Audit Opinion

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Thawte Holdings
(Pty) Ltd., Thawte Consulting (Pty) Ltd. and Thawte USA, Inc. as of February 28, 1999 and 1998, and the combined results of their operations and their cash flows for each of the years in the two-year period ended February 28, 1999, in conformity with U.S. generally accepted accounting principles.


                                                            /s/ KPMG Inc.

Cape Town, South Africa
January 31, 2000

                          THAWTE HOLDINGS (PTY) LTD.
                         THAWTE CONSULTING (PTY) LTD.
                               THAWTE USA, INC.

                            COMBINED BALANCE SHEETS
                  (In Rand, in thousands, except share data)

                                                                   February 28,
                                                               --------------------
                                                                 1999        1998
                                                               --------    --------
                                                                   R           R
                                 Assets

Current assets:
 Cash and cash equivalents...................................     2,882         432
 Accounts receivable.........................................       590          65
 Other current assets........................................        52          --
                                                               --------    --------

   Total current assets......................................     3,524         497

Property and equipment, net..................................     1,876         320
Deferred income taxes........................................     1,239         279
                                                               --------    --------

                                                                  6,639       1,096
                                                               ========    ========

                     Liabilities and Stockholders' Deficit

Current liabilities:
 Accounts payable............................................       726         103
 Income taxes payable........................................     1,574         195
 Other current liabilities...................................        --          63
 Deferred revenue............................................     4,761       1,071
                                                               --------    --------
  Total current liabilities..................................     7,061       1,432

Commitments

Stockholder's deficit:
 Common stock - no par value
  Authorized shares:             1,000
  Issued and outstanding shares: 100 at February 28, 1999
                                 100 at February 28, 1998....        --          --
 Note payable to stockholder.................................       100          --
 Accumulated deficit.........................................      (553)       (336)
 Cumulative translation adjustment...........................        31          --
                                                               --------    --------
  Total stockholder's deficit................................      (422)       (336)
                                                               --------    --------

                                                                  6,639       1,096
                                                               ========    ========

            See accompanying Notes to Combined Financial Statements.

                          THAWTE HOLDINGS (PTY) LTD.
                         THAWTE CONSULTING (PTY) LTD.
                               THAWTE USA, INC.

                       COMBINED STATEMENTS OF OPERATIONS
                            (In Rand, in thousands)

                                                    Year Ended February 28,
                                                   -------------------------
                                                     1999             1998
                                                   --------         --------
                                                       R               R
Revenues.........................................     4,647              700
                                                   --------         --------
Costs and expenses:
  Cost of revenues...............................     1,650              294
  Sales and marketing............................       716              159
 General and administrative......................     2,251              675
                                                   --------         --------

   Total costs and expenses......................     4,617            1,128
                                                   --------         --------
   Operating income (loss).......................        30             (428)

Interest income..................................       183               10
Other expense, net...............................        (3)              (1)
                                                   --------         --------
   Income (loss) before income taxes.............       210             (419)
Income taxes expense (benefit)...................       427              (84)
                                                   --------         --------

Net loss.........................................      (217)            (335)
                                                   ========         ========

            See accompanying Notes to Combined Financial Statements.

                          THAWTE HOLDINGS (PTY) LTD.
                         THAWTE CONSULTING (PTY) LTD.
                               THAWTE USA, INC.

                 COMBINED STATEMENTS OF STOCKHOLDER'S DEFICIT
                  (In Rand, in thousands, except share data)

                                                      Year Ended February 28,
                                                    ---------------------------
                                                      1999               1998
                                                    --------           --------
                                                       R                  R
Common stock:
  Balance, beginning of year
         100 shares at March 1, 1998
         100 shares at March 1, 1997..............        --                 --
                                                    --------           --------
    Balance, end of year
         100 shares at February 28, 1999
         100 shares at February 28, 1998..........        --                 --
                                                    --------           --------

  Note payable to stockholder:
    Balance, beginning of year....................        --                 --
    Loan from stockholder.........................       100                 --
                                                    --------           --------
      Balance, end of year........................       100                 --
                                                    --------           --------

  Accumulated deficit:
    Balance, beginning of year....................      (336)                (1)
    Net loss......................................      (217)              (335)
                                                    --------           --------

      Balance, end of year........................      (553)              (336)
                                                    --------           --------

  Cumulative translation adjustment:
    Balance, beginning of year....................        --                 --
    Currency translation adjustment...............        31                 --
                                                    --------           --------
      Balance, end of year........................        31                 --
                                                    --------           --------

Total stockholder's deficit.......................      (422)              (336)
                                                    ========           ========


            See accompanying Notes to Combined Financial Statements.

                          THAWTE HOLDINGS (PTY) LTD.
                         THAWTE CONSULTING (PTY) LTD.
                               THAWTE USA, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                            (In Rand, in thousands)

                                                              Year Ended February 28,
                                                              -----------------------
                                                                1999           1998
                                                              --------       --------
                                                                 R               R
Cash flows from operating activities:
 Net loss.................................................        (217)          (335)
  Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
     Depreciation.........................................         193            125
     Foreign currency translation adjustments.............          31             --
     Deferred income taxes................................        (960)          (279)
     Changes in operating assets and liabilities:
      Accounts receivable.................................        (525)           (58)
      Accounts payable....................................         623            103
      Income taxes payable................................       1,379            195
      Deferred revenue....................................       3,690          1,071
                                                              --------       --------
Net cash provided by operating activities.................       4,214            822
                                                              --------       --------
Cash flows from investing activities:
 Purchases of property and equipment......................      (1,749)          (427)
                                                              --------       --------
Net cash used for investing activities....................      (1,749)          (427)
                                                              --------       --------
Cash flows from financing activities:
 Proceeds from borrowings.................................         100             19
 Repayment of borrowings..................................        (115)            --
                                                              --------       --------
Net cash provided by financing activities.................         (15)            19
                                                              --------       --------
Net increase in cash and cash equivalents                        2,450            414
Cash and cash equivalents at beginning of year............         432             18
                                                              --------       --------
Cash and cash equivalents at end of year..................       2,882            432
                                                              ========       ========

           See accompanying Notes to Combined Financial Statements.

                          THAWTE HOLDINGS (PTY) LTD.
                         THAWTE CONSULTING (PTY) LTD.
                               THAWTE USA, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                          February 28, 1999 and 1998

Note 1.  Description of Business and Summary of Significant Accounting Policies

  Business

  Thawte Consulting (Pty) Ltd. was incorporated in Cape Town, South Africa in November 1997 when the entity changed from a close corporation with limited creditor protection company with limited shareholder liability. Thawte USA, Inc. was incorporated in May 1997. Thawte Holdings (Pty) Ltd. was incorporated in Cape Town, South Africa in November 1997. Thawte Holdings (Pty) Ltd. has been dormant for the period of November 7, 1997 to February 28, 1998. Thawte Holdings
(Pty) Ltd. is the holding company of Thawte Consulting (Pty) Ltd and does not conduct any business of its own.

  The combined operation provides Internet-based trust services needed by websites, enterprises and individuals to conduct trusted and secure commerce and communications over the Internet. The combined operation provides both public and private certificate authority services to organizations needing digital certificates for website authentication electronic commerce and virtual private network connections.

  Non co-terminus year-ends

  The financial year-end of Thawte USA, Inc. of December 31 is combined with the February 28 first year statements of the South African operation. Significant transactions within the trailing months would be reflected in the combined financial statements.

  Foreign Currency Translation

  The functional currency for Thawte's international subsidiary is the U.S. dollar. As a result, the subsidiaries' financial statements are translated into South African Rand using a combination of current and historical exchange rates and any transaction gains and losses are included in the cumulative translation adjustment.

  Property and Equipment

  Property and equipment are stated at cost less accumulated depreciation. Other than freehold land on which depreciation is not provided, depreciation is calculated using the straight-line method over the estimated useful lives of the assets, generally two to six years.

  Revenue Recognition

  Revenues from the sale or renewal of digital certificates are deferred and recognized ratably over the life of the digital certificate, generally 12 months. Deferred revenue principally consists of payments for unexpired digital certificates. Revenue represents net certification income, which excludes value-added tax and represents the invoice value of services supplied, after taking into account commission of R1,927,417.

  Advertising Expense

  Advertising expense is charged to operations as incurred. Advertising expense was R358,000 in 1999 and R19,000 in 1998.

                          THAWTE HOLDINGS (PTY) LTD.
                         THAWTE CONSULTING (PTY) LTD.
                               THAWTE USA, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (Continued)

                          February 28, 1999 and 1998

  Income Taxes

  The combined operations use the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets whose realization is not sufficiently likely.

  Concentration of Credit Risk

  Financial instruments that subject the combined operations to significant concentrations of credit risk consist principally of cash and cash equivalents. The combined operations maintain its cash and short-term investments with high quality financial institutions. The combined operations require up front payment for issuing of certificates and are therefore not subject to credit risk from customers.

  Related Party Transactions

  Thawte Consulting (Pty) Ltd. uses an affiliated company, Thawte USA, Inc., as a foreign representative for certificate issuing in the United States. The effect of inter-group transactions has been adjusted for when preparing the combined financial statements.


Note 2.  Balance Sheet Detail

                                                     February 28,
                                                ----------------------
                                                  1999          1998
                                                --------      --------
                                                   R              R
                                                (In Rand, in thousands)
  Property and equipment, net

  Land and buildings.........................      1,351            --
  Computer equipment and purchased software..        560           171
  Office equipment, furniture and fixtures...        296           287
                                                --------      --------
                                                   2,207           458
  Less accumulated depreciation..............        331           138
                                                --------      --------
                                                   1,876           320
                                                ========      ========

  Other current assets/other current liabilities

  Other current assets are comprised of a loan due from the director of Thawte Consulting (Pty) Ltd. and other current liabilities are comprised of a loan due to the director of Thawte Consulting (Pty) Ltd. The loans are unsecured, interest is charged at 16% and they have no fixed date of repayment.

                          THAWTE HOLDINGS (PTY) LTD.
                         THAWTE CONSULTING (PTY) LTD.
                               THAWTE USA, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (Continued)

                          February 28, 1999 and 1998

Note 3.  Stockholder's Deficit

  Note payable to stockholder

  The sole stockholder of Thawte Holdings (Pty) Ltd. has loaned R100,000 to the Company. The loan is unsecured, interest free, and has no fixed terms of repayment.

Note 4.  Income Taxes

  Income tax expense is comprised of:

                                                     Year Ended February 28,
                                                    -------------------------
                                                       1999           1998
                                                    ----------     ----------
                                                         R              R
                                                      (In Rand, in thousands)

  South Africa income taxes:
   Current................................               1,290            194
   Deferred...............................                (944)          (279)
                                                    ----------     ----------
                                                           346            (85)
  United States income taxes:
   Current................................                  97              1
   Deferred...............................                 (16)            --
                                                    ----------     ----------
                                                            81              1
                                                    ----------     ----------
  Total income tax expense................                 427            (84)
                                                    ==========     ==========

  The income tax rate reconciliation is as follows:

                                                     Year Ended February 28,
                                                    -------------------------
                                                       1999           1998
                                                    ----------     ----------
                                                         R              R
                                                      (In Rand, in thousands)
  South Africa income taxes:
   Normal tax.............................                 346            (85)
  United States income taxes:
   Federal income taxes:
    Expected tax..........................                  58              1
    Permanent differences.................                  (2)            --
                                                    ----------     ----------
                                                            56              1
   State income taxes:
    Expected tax............................                26             --
    Permanent differences...................                (1)            --
                                                    ----------     ----------
                                                            25             --
                                                    ----------     ----------
  Total income tax expense..................               427            (84)
                                                    ==========     ==========

                          THAWTE HOLDINGS (PTY) LTD.
                         THAWTE CONSULTING (PTY) LTD.
                               THAWTE USA, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (Continued)

                          February 28, 1999 and 1998

Note 5.  Commitments

  Leases

  Thawte leases its facilities under operating leases that extend through 2000. Future minimum lease payments under non-cancelable operating leases as of February 28, 1999 are as follows:


                                                                     R
                                                         (In Rand, in thousands)

  1999.......................................................              65
  2000.......................................................              22
                                                                      -------
  Total minimum lease payments...............................              87
                                                                      =======

  In addition, Thawte Consulting (Pty) Ltd. has committed itself to capital expenditures of approximately R10 million for an office building and it is to be funded out of cash resources.

Note 6.  Segment Information

  Thawte operates in the United States, Europe, Asia and South Africa and derives substantially all its revenue from sales of Internet-based trust services. All certificates are controlled centrally in South Africa but are sold either directly or through representatives in particular countries.

  Geographic information

                                                       Year Ended February 28,
                                                       -----------------------
                                                         1999           1998
                                                       --------       --------
                                                           R             R
                                                        (In Rand, in thousands)
  Revenues:
   United States.....................................     3,145            412
   Europe............................................     1,019            146
   All other countries...............................       483            142
                                                        -------        -------
   Total.............................................     4,647            700
                                                        =======        =======

  Long-lived assets consist primarily of property and equipment and are deployed in South Africa.

  Major customers

  Thawte had no customers that accounted for 10% of combined revenues in 1999 or 1998.

                          THAWTE HOLDINGS (PTY) LTD.
                         THAWTE CONSULTING (PTY) LTD.
                               THAWTE USA, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (Continued)

                          February 28, 1999 and 1998

Note 7.  Subsequent Event

     During the course of the year the Thawte Consulting (Pty) Ltd. loaned R100,000 to its sole director who utilized the proceeds as a loan to the holdings company, Thawte Holdings (Pty) Ltd., subsequent to the year-end. These funds were utilized by the holdings company to acquire the minority shares in Thawte Consulting (Pty) Ltd. This is a contravention of Section 38 of the South African Companies Act.

     In April 1999, the Thawte Holdings (Pty) Ltd. declared a dividend of R250,000 to its holding company which is owned solely by Thawte Holding (Pty) Ltd. Chairman and Chief Executive Officer.

                          THAWTE HOLDINGS (PTY) LTD.
                          THAWTE CONSULTING (PTY) LTD.
                                THAWTE USA, INC.

                       UNAUDITED COMBINED BALANCE SHEETS
                   (In Rand, in thousands, except share data)


                                                                                November 30,
                                                                                ------------
                                                                               1999      1998


                                                                               ----      ----
                                                                                 R        R

                                     Assets

Current assets:
 Cash and cash equivalents...................................................   10,478   1,626
 Accounts receivable.........................................................    1,644     844
 Other current assets........................................................       96       1
                                                                                ------   -----
   Total current assets......................................................   12,218   2,471
Property and equipment, net..................................................    6,112   1,800
Deferred income taxes........................................................    3,950     896
                                                                                ------   -----
                                                                                22,280   5,167
                                                                                ======   =====

                     Liabilities and Stockholders' Deficit

Current liabilities:
 Accounts payable............................................................      560     637
 Income taxes payable........................................................    5,206      90
 Deferred revenue............................................................   13,682   3,571
                                                                                ------   -----
  Total current liabilities..................................................   19,448   4,298
Commitments
Stockholder's equity:
 Common stock - no par value
  Authorized shares:                 1,000
  Issued and outstanding shares:.....100 at November 30, 1999
                                     100 at November 30, 1998................       --      --
 Note payable to stockholder.................................................       38      49
 Retained earnings...........................................................    2,765     577
 Cumulative translation adjustment...........................................       29     243
                                                                                ------   -----
  Total stockholder's equity.................................................    2,832     869
                                                                                ------   -----
                                                                                22,280   5,167
                                                                                ======   =====



       See accompanying Notes to Unaudited Combined Financial Statements.

                           THAWTE HOLDINGS (PTY) LTD.
                          THAWTE CONSULTING (PTY) LTD.
                                THAWTE USA, INC.

                  UNAUDITED COMBINED STATEMENTS OF OPERATIONS
                            (In Rand, in thousands)

                                         Nine Months Ended November 30,
                                         -------------------------------
                                              1999             1998
                                         --------------   --------------
                                               R                R
Revenues..............................           12,713           2,721
                                                 ------           -----
Costs and expenses:
 Cost of revenues.....................            3,071             927
 Sales and marketing..................              778             252
 General and administrative...........            3,206           1,371
                                                 ------           -----
  Total costs and expenses............            7,055           2,550
                                                 ------           -----
  Operating income (loss).............            5,658             171
Interest income.......................              365             133
Other expense, net....................               13              (7)
                                                 ------           -----
  Income (loss) before income taxes...            6,036             297
Income taxes expense (benefit)........            2,469            (616)
                                                 ------           -----
Net income............................            3,567             913
                                                 ======           =====



       See accompanying Notes to Unaudited Combined Financial Statements.

                           THAWTE HOLDINGS (PTY) LTD.
                          THAWTE CONSULTING (PTY) LTD.
                                THAWTE USA, INC.

                  UNAUDITED COMBINED STATEMENTS OF CASH FLOWS
                            (In Rand, in thousands)

                                                               Nine Months Ended November 30,
                                                              --------------------------------
                                                                   1999              1998
                                                              ---------------   --------------
                                                                     R                R
Cash flows from operating activities:
 Net income................................................            3,567              913
  Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
     Depreciation..........................................              159              129
     Foreign currency translation adjustments..............               (2)             243
     Deferred income taxes.................................           (2,807)            (617)
     Changes in operating assets and liabilities:
      Accounts receivable..................................           (1,054)            (779)
      Accounts payable.....................................             (166)             535
      Income taxes payable.................................            3,632             (105)
      Deferred revenue.....................................            8,921            2,500
                                                                      ------           ------
Net cash provided by operating activities..................           12,250            2,819
                                                                      ------           ------
Cash flows from investing activities:
 Purchases of property and equipment.......................           (4,395)          (1,609)
                                                                      ------           ------
Net cash used for investing activities.....................           (4,395)          (1,609)
                                                                      ------           ------
Cash flows from financing activities:
 Payment of cash dividends.................................             (250)              --
 Proceeds from borrowings..................................               53               --
 Repayment of borrowings...................................              (62)             (16)
                                                                      ------           ------
Net cash provided by financing activities..................             (259)             (16)
                                                                      ------           ------
Net increase in cash and cash equivalents..................            7,596            1,194
Cash and cash equivalents at beginning of year.............            2,882              432
                                                                      ------           ------
Cash and cash equivalents at end of year...................           10,478            1,626
                                                                      ======           ======



       See accompanying Notes to Unaudited Combined Financial Statements.

                           THAWTE HOLDINGS (PTY) LTD.
                          THAWTE CONSULTING (PTY) LTD.
                                THAWTE USA, INC.

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

                           November 30, 1999 and 1998

Note 1.  Description of Business and Summary of Significant Accounting Policies

  Business

  The accompanying interim unaudited combined balance sheets and statements of operations and cash flows reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the financial position of Thawte Consulting (Pty) Ltd., Thawte Holdings (Pty) Ltd and Thawte USA, Inc., at November 30, 1999, and the results of operations and cash flows for the interim 9 month period ended November 30, 1999.

  The accompanying unaudited financial statements have been prepared in accordance with the instructions for Form 10-Q and, therefore, do not include all information and footnotes necessary for a complete presentation of Thawte's combined unaudited results of operations, financial position and cash flows.

  The results of operations for any interim period are not necessarily indicative of our results of operations for any other future interim period or for a full fiscal year.

  Non co-terminus year-ends

  The financial year end of Thawte Inc. is December 31 in comparison to February 28 of the South African operation. The difference in financial year-ends is unlikely to affect the financial statement presentation.

  Foreign Currency Translation

  The functional currency for Thawte's international subsidiary is the U.S. dollar. As a result, the subsidiaries' financial statements are translated into South African Rand using a combination of current and historical exchange rates and any transaction gains and losses are included in the cumulative translation adjustment.

  Revenue Recognition

  Revenues from the sale or renewal of digital certificates are deferred and recognized ratably over the life of the digital certificate, generally 12 months. Deferred revenue principally consists of payments for unexpired digital certificates. Revenue represents net certification income, which excludes value-added tax and represents the invoice value of services supplied, after taking into account commission.

                           THAWTE HOLDINGS (PTY) LTD.
                          THAWTE CONSULTING (PTY) LTD.
                                THAWTE USA, INC.

        NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS -- (Continued)

                           November 30, 1999 and 1998

  Property and Equipment

  Property and equipment are stated at cost less accumulated depreciation. Other than freehold land on which depreciation is not provided, depreciation is calculated using the straight-line method over the estimated useful lives of the assets, generally two to six years.

  Income Taxes

  The combined operations use the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets whose realization is not sufficiently likely.

  Concentration of Credit Risk

  Financial instruments that subject the combined operations to significant concentrations of credit risk consist principally of cash and cash equivalents. The combined operations maintain its cash and short-term investments with high quality financial institutions. The combined operations require up front payment for issuing of certificates and are therefore not subject to credit risk from customers.

Note 2.  Balance Sheet Detail


                                                    November 30,
                                                --------------------
                                                 1999          1998
                                                ------        ------
                                                   R             R
                                               (In Rand, in thousands)
 Property and equipment, net

 Land and buildings..........................     5,477        1,574
 Computer equipment and purchased software...     1,091          442
 Office equipment, furniture and fixtures....        34           51
                                                  -----        -----
                                                  6,602        2,067
 Less accumulated depreciation...............       490          267
                                                  -----        -----
                                                  6,112        1,800
                                                  =====        =====

  Other current assets/other current liabilities

  Other current assets are comprised of a loan due from the director of Thawte Consulting (Pty) Ltd. and other current liabilities are comprised of a loan due to the director of Thawte Consulting (Pty) Ltd. The loans are unsecured, interest is charged at 16% and they have no fixed date of repayment.

                           THAWTE HOLDINGS (PTY) LTD.
                          THAWTE CONSULTING (PTY) LTD.
                                THAWTE USA, INC.

        NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS -- (Continued)

                           November 30, 1999 and 1998


Note 3.  Income Taxes

  Income tax expense is comprised of:


                                    Year Ended November 30,
                                   -------------------------
                                       1999          1998
                                   ------------   ----------
                                        R             R
                                    (In Rand, in thousands)
  South Africa income taxes:
   Current......................         4,877           --
   Deferred.....................        (2,714)        (616)
                                        ------    ---------
                                         2,163         (616)
  United States income taxes:
   Current......................           249           --
   Deferred.....................            57           --
                                        ------    ---------
                                           306           --
                                        ------    ---------
  Total income tax expense......         2,469         (616)
                                        ======    =========

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Signio, Inc.:

     We have audited the accompanying balance sheets of Signio, Inc. (formerly PaymentNet, Inc.) as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signio, Inc. (formerly PaymentNet, Inc.) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years in the two-year period ended December 31, 1999, in conformity with generally accepted accounting principles.

     As discussed in note 1(a) to the financial statements, Signio, Inc. entered into an agreement for the sale of its assets and liabilities to a third party on December 17, 1999. The accompanying balance sheet as of December 31, 1999 has been prepared as of a date prior to the consummation of this sale. The accompanying balance sheet does not include any adjustments relating to the realization and classification of the recorded assets and liabilities that might be necessary to reflect the intentions of the purchasers.

                                                            /s/ KPMG LLP

San Francisco, California
February 29, 2000

                                  SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                                 BALANCE SHEETS
                       (In thousands, except share data)

                                                                                             December 31,
                                                                                         --------------------
                                                                                          1999         1998
                                                                                         -----        -------
                                    Assets
Current assets:
 Cash and cash equivalents................................................               $     766    $   702
 Short-term investments...................................................                   2,232         --
 Accounts receivable, net of allowance for doubtful
  accounts of $43 in 1999 and $15 in 1998.................................                     230         38
 Prepaid expenses and other current assets................................                     363         34
                                                                                         ---------    -------
   Total current assets...................................................                   3,591        774
Property and equipment, net...............................................                   1,756        516
Other assets, net.........................................................                     672         89
Goodwill and other intangible assets, net.................................                     858         --
                                                                                         ---------    -------
                                                                                         $   6,877    $ 1,379
                                                                                         =========    =======

       Liabilities and Shareholders' Equity (Deficit)

Current liabilities:
 Accounts payable.........................................................               $     864    $   288
 Accrued liabilities......................................................                   1,860        490
 Deferred revenue.........................................................                     185         34
 Current portion of long-term obligations.................................                     178         67
                                                                                         ---------    -------
  Total current liabilities...............................................                   3,087        879
Convertible notes payable.................................................                      --      1,071
Long-term obligations and deferred rent...................................                     412        184
                                                                                         ---------    -------
                                                                                             3,499      2,134
                                                                                         ---------    -------
Commitments
Shareholders' equity (deficit):
 Convertible preferred stock - par value $.0001 per share
  Series A:
   Authorized shares:              3,104,674
   Issued and outstanding shares:  3,064,674 at December 31, 1999
                                   3,064,674 at December 31, 1998.........                      --         --
   Liquidation preference:        $2,879
  Series B:
   Authorized shares:              24,000,000
   Issued and outstanding shares:  15,689,977 at December 31, 1999
                                         none at December 31, 1998........                       1         --
   Liquidation preference;         $15,690
 Common stock - par value $.001 per share
  Authorized shares:               57,500,000
  Issued and outstanding shares:   14,030,325 at December 31, 1999
                                    5,205,000 at December 31, 1998........                       14         5
 Additional paid-in capital...............................................                   27,118     2,890
 Notes receivable from shareholders.......................................                     (836)       --
 Unearned compensation....................................................                   (4,776)       --
 Accumulated deficit......................................................                  (18,143)   (3,650)
                                                                                         ----------   -------
  Total shareholders' equity (deficit)....................................                    3,378      (755)
                                                                                         ----------   -------
                                                                                         $    6,877   $ 1,379
                                                                                         ==========   =======

                See accompanying Notes to Financial Statements.

                                  SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                            STATEMENTS OF OPERATIONS
                                (In thousands)

                                Year Ended December 31,
                               -------------------------
                                   1999         1998
                               ------------  -----------
Revenues.....................   $      742    $     239
                                ----------    ---------
Costs and expenses:
 Cost of revenues............        2,562          566
 Sales and marketing.........        3,347        1,015
 Research and development....        2,798          643
 General and administrative..        6,451        1,337
                                ----------    ---------
  Total costs and expenses...       15,158        3,561
                                ----------    ---------
  Operating loss.............      (14,416)      (3,322)
Other expense, net...........          (77)         (37)
                                ----------    ---------
Net loss.....................   $  (14,493)   $  (3,359)
                                ==========    =========

                See accompanying Notes to Financial Statements.

                                  SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                         (In thousands, except shares)

                                                                                           Year Ended December 31,
                                                                                      ------------------------------------
                                                                                            1999               1998
                                                                                      ---------------      ---------------
Convertible preferred stock - Series A:
          Balance, beginning of year:
          3,064,674 shares at January 1, 1999
          No shares at January 1, 1998................................                $            --      $            --
 Issuance of convertible preferred stock, Series A,
  net of issuance costs of $96:
          1,588,205 shares in 1998...............................                                  --                   --
 Conversion of convertible notes payable to
  Series A convertible preferred stock:
          1,476,469 shares in 1998...............................                                  --                   --
 Interest accrued on convertible notes payable...................                                  --                   --
                                                                                      ---------------      ---------------
  Balance, end of year:
          3,064,674 shares at December 31, 1999
          3,064,674 shares at December 31, 1998..................                                 --                    --
                                                                                      ---------------      ---------------
Convertible preferred stock - Series B:
 Balance, beginning of year:
          No shares at January 1, 1999
          No shares at January 1, 1998...........................                                 --                    --
 Issuance of convertible preferred stock, Series B,
  net of issuance costs of $151:
          13,826,817 shares in 1999..............................                                  1                    --
 Conversion of convertible notes payable to
  Series B convertible preferred stock:
          1,088,160 shares in 1999...............................                                 --                    --
 Issuance of convertible preferred stock upon
  acquisition of Business Projects, Inc.:
          775,000 shares in 1999.................................                                 --                    --
                                                                                      --------------       ---------------
  Balance, end of year:
          15,689,977 shares at December 31, 1999
          No shares at December 31, 1998.........................                                  1                    --
                                                                                      --------------       ---------------

                                                                     (Continued)

                See accompanying Notes to Financial Statements.

                                  SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

          STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) -- (Continued)
                         (In thousands, except shares)

                                                                                               Year Ended December 31,
                                                                                          -----------------------------------
                                                                                           1999                       1998
                                                                                          ---------                 ---------
Common stock:
  Balance, beginning of year:
        5,205,000 shares at January 1, 1999
        5,410,000 shares at January 1, 1998....................................           $       5                 $       5
  Issuance of common stock for services:
           90,333 shares in 1999...............................................                  --                        --
  Issuance of common stock:
          150,000 shares in 1998...............................................                  --                        --
  Exercise of common stock options:
          8,772,492 shares in 1999
          20,000 shares in 1998................................................                   9                        --
  Repurchase of common stock:
          (37,500) shares in 1999
          (375,000) shares in 1998.............................................                  --                        --
                                                                                          ---------                 ---------
   Balance, end of year:
          14,030,325 shares at December 31, 1999
          5,205,000 shares at December 31, 1998................................                  14                         5
                                                                                          ---------                 ---------
Additional paid-in capital:
  Balance, beginning of year...................................................               2,890                        (2)
  Series A offering costs......................................................                  (3)                       --
  Issuance of warrants in connection with issuance
     of convertible notes payable..............................................                  --                        --
  Issuance of convertible preferred stock, Series A............................                  --                     1,517
  Conversion of convertible notes payable to
     Series A convertible preferred stock......................................                  --                     1,320
  Issuance of convertible preferred stock, Series B............................              13,675                        --
  Conversion of convertible notes payable to
     Series B convertible preferred stock......................................               1,221                        --
  Issuance of convertible preferred stock upon
     acquisition of Business Projects, Inc.....................................                 775                        --
 Issuance of stock issued for services.........................................                 162                        --
 Issuance of common stock options for services.................................                 327                         1
 Issuance of common stock......................................................                  --                        52
 Exercise of stock options.....................................................                 914                         2
 Repurchase of common stock....................................................                  (4)                       --
 Unearned compensation related to
     common stock options......................................................               7,161                        --
                                                                                          ---------                 ---------
     Balance, end of year......................................................              27,118                     2,890
                                                                                          ---------                 ---------

                                                                                                                     (Continued)

                See accompanying Notes to Financial Statements.

                                 SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

          STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) -- (Continued)
                         (In thousands, except shares)

                                                     Year Ended December 31,
                                                    -------------------------
                                                        1999         1998
                                                    ------------  -----------
Notes receivable from stockholders:
 Balance, beginning of year.......................     $     --      $    --
 Loans to stockholders to purchase stock options..         (836)          --
                                                       --------      -------
  Balance, end of year............................         (836)          --
                                                       --------      -------
Unearned compensation:
 Balance, beginning of year.......................           --           --
 Stock-based compensation expense
  related to stock options........................       (4,776)          --
                                                       --------      -------
  Balance, end of year............................       (4,776)          --
                                                       --------      -------
Accumulated deficit:
 Balance, beginning of year.......................       (3,650)        (291)
 Net loss.........................................      (14,493)      (3,359)
                                                       --------      -------
  Balance, end of year............................      (18,143)      (3,650)
                                                       --------      -------
Total stockholders' equity (deficit)..............     $  3,378      $  (755)
                                                       ========      =======

                See accompanying Notes to Financial Statements.

                                 SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                           STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                          Year Ended December 31,
                                                         -------------------------
                                                             1999         1998
                                                         ------------  -----------
Cash flows from operating activities:
 Net loss..............................................     $(14,493)     $(3,359)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization.....................          694          140
     Loss on disposal of property and equipment........           --            9
     Stock issued for services.........................          162           --
     Stock options issued for services.................          327            1
     Non-cash interest expense.........................          149           30
     Stock-based compensation..........................        2,385           --
     Changes in operating assets and liabilities:
      Purchases of trading securities..................      (17,955)          --
      Proceeds from sales or maturities
       of trading securities...........................       15,723           --
      Accounts receivable..............................         (192)         (16)
      Prepaid expenses and other current assets........         (251)         (34)
      Other assets.....................................         (292)         (11)
      Accounts payable.................................          576          215
      Accrued liabilities..............................        1,035          404
      Deferred revenue.................................          151           28
                                                            --------      -------
Net cash used in operating activities..................      (11,981)      (2,593)
                                                            --------      -------
Cash flows from investing activities:
 Purchases of property and equipment...................       (1,005)        (595)
 Proceeds from disposals of property and equipment.....           --           10
 Acquisition of Structured Arts Computing Corporation..          (27)          --
 Note receivable from related party....................         (292)          (7)
                                                            --------      -------
Net cash used for investing activities.................       (1,324)        (592)
                                                            --------      -------
Cash flows from financing activities:
 Proceeds from sale of convertible preferred
  stock and warrants, net..............................       13,673        1,517
 Proceeds from issuance of common stock................           --           53
 Proceeds from exercise of common stock options........           88            2
 Repurchase of common stock............................           (4)          --
 Proceeds from issuance of convertible notes payable...           --        2,112
 Proceeds from issuance of secured promissory note.....           --          238
 Repayment of secured promissory note..................         (214)         (24)
 Repayment of convertible note payable.................           --          (95)
 Repayment of capital lease obligation.................         (174)          (9)
                                                            --------      -------
Net cash provided by financing activities..............       13,369        3,794
                                                            --------      -------
Net increase in cash and cash equivalent...............           64          609
Cash and cash equivalents at beginning of year.........          702           93
                                                            --------      -------
Cash and cash equivalents at end of year...............     $    766      $   702
                                                            ========      =======

                                                                     (Continued)

                See accompanying Notes to Financial Statements.

                                 SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                    STATEMENTS OF CASH FLOWS -- (Continued)
                                (In thousands)


                                                           Year Ended December 31,
                                                           ------------------------
                                                               1999         1998
                                                           ------------  ----------
Supplemental cash flow disclosures:
 Summary of the acquisitions described in Note 2:
  Fair value of assets acquired..........................      $1,137       $   --
  Net cash paid..........................................         (27)          --
  Fair value of preferred stock and warrants issued......        (775)          --
                                                               ------       ------
   Liabilities assumed...................................      $  335       $   --
                                                               ======       ======
 Noncash investing and financing activities:
  Conversion of convertible notes payable
   to preferred stock....................................      $1,088       $1,291
                                                               ======       ======
  Equipment acquired through capital lease transactions..      $  642       $   33
                                                               ======       ======
  Issuance of warrants...................................      $  325       $   28
                                                               ======       ======
  Notes issued to shareholders for stock
   option exercises......................................      $  836       $   --
                                                               ======       ======
 Cash paid during the year for:
  Income taxes...........................................      $    1       $    1
                                                               ======       ======
  Interest...............................................      $  119       $   56
                                                               ======       ======

                See accompanying Notes to Financial Statements.

                                 SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                        NOTES TO FINANCIAL STATEMENTS

                          December 31, 1999 and 1998


(1)  Description of Business and Summary of Significant Accounting Policies

(a)  The Company

Signio, Inc., formerly PaymentNet, Inc. (the Company) was incorporated in July 1995 in California. The Company delivers secure, reliable and fast e-commence transaction processing services on an outsourced basis to organizations of various sizes. The acquisition in May 1999 of Business Projects, Inc. (Business Projects), brought a new chairman and CEO to the Company, as well as other experienced engineering, marketing, and sales resources from Business Projects. The acquisition in August 1999 of Structured Arts Computing Corporation (Structured Arts) brought to the Company two individuals with engineering experience related to internet security and digital certificates. In addition, the Company also received intellectual property, which was subsequently licensed to a third party.

On December 17, 1999, the Company entered into an agreement to sell its assets and liabilities to a third party.

(b)  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)  Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash equivalents, short-term investments and accounts receivable. The Company invests in low-risk commercial paper with short-term maturities. The Company provides services to companies in North America. The Company does not require collateral or other security to support accounts receivable. To reduce credit risk, management performs ongoing credit evaluations of its customers' financial condition. The Company maintains allowances for doubtful accounts to cover potential credit losses.

(d)  Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

(e)  Short-Term Investments

Short-term investments as of December 31, 1999 consist of commercial paper and bankers acceptances. The Company classifies its investment securities as trading securities. Trading securities are bought and held principally for the purpose of selling them in the near term. Trading securities are recorded at fair value and unrealized holding gains and losses are included in earnings. Unrealized holding gains included in December 31, 1999 operating results totaled approximately $38,000.

                                 SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                  NOTES TO FINANCIAL STATEMENTS - (Continued)

                          December 31, 1999 and 1998

(f)  Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the useful life of the related asset.

(g)  Revenue Recognition

Revenue consists primarily of service revenue which is recognized ratably over the periods in which the services are provided. Advance customer deposits received are deferred and allocated ratably to revenue over the periods the services are provided.

During 1999, the Company adopted Statement of Position (SOP) No. 97-2, Software Revenue Recognition, as amended by SOP No. 98-4 Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition. SOP 97-2 provides guidance for software revenue recognition. The adoption of SOP 97-2 did not have a significant impact on the Company's financial position or results of operations.

In December 1998, the AICPA issued Statement of Position No. 98-9, Modifications of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions. SOP 98-9 requires recognition of revenue using the "residual method" in a multiple-element software arrangement when fair value does not exist for one or more of the delivered elements in the arrangement. Under the "residual method," the total fair value of the undelivered elements is deferred and recognized in accordance with SOP 97-2. SOP 98-9 also extends the deferral of the application to SOP 97-2 to certain other multiple-element software arrangements to the Company's fiscal year ending December 31, 2000. SOP 98-9 will not have significant impact on the Company's financial position or results of operations.

(h)  Software Development Costs

The Company's transaction processing services are comprised of various software features which contribute to the overall functionality of the service. Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized in accordance with Statement of Financial Accounting Standards
(SFAS) No. 86, Computer Software to be Sold, Leased, or Otherwise Marketed. The Company considers technological feasibility to be established upon completion of a working model of the software and related hardware. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

The Company accounts for the costs of computer software developed or obtained for internal use in accordance with SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, which was effective for fiscal years beginning after December 15, 1998. This statement requires that certain costs incurred during a software development project be capitalized. These costs generally include external direct costs of materials and services consumed in the project, and internal costs such as payroll and benefits of those employees directly associated with the development of software. During 1999, the Company did not capitalize any internal costs as there were no such costs that met the definition for capitalization under SOP 98-1. External direct costs of purchased internal use software have been capitalized and included in fixed assets.

                                 SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                  NOTES TO FINANCIAL STATEMENTS - (Continued)

                          December 31, 1999 and 1998

(i)  Research and Development

Research and development costs are expensed as incurred.

(j)  Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce deferred tax assets to an amount whose realization is more likely than not. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(k)  Intangibles

The intangible assets, consisting of goodwill and non-compete agreements, arose principally from business acquisitions and are amortized on a straight-line basis over the period of expected benefit, which is three years. The Company assesses the recoverability of goodwill by evaluating the undiscounted projected results of operations over the remaining amortization period.

(l)  Stock Option Plan

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

Stock-based awards to nonemployees are accounted for pursuant to the fair value method in accordance with SFAS No. 123 and EITF No. 96-18. The associated expense is recognized by the Company over the period the services are performed by the nonemployees.

The Company has recorded deferred compensation for the difference between the exercise price and the deemed fair market value of the common stock for financial reporting purposes of stock options granted to employees. The compensation expense related to such grants is amortized over the vesting period of the related stock options using the straight-line method.

                                 SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                  NOTES TO FINANCIAL STATEMENTS - (Continued)

                          December 31, 1999 and 1998

(m)  Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(n)  Comprehensive (Loss) Income

In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income, which requires that an enterprise report, by major components and as a single total, the change in its net assets from nonowner sources. The Company adopted SFAS No. 130 in 1998, and for all periods presented, comprehensive loss was equal to the Company's net loss.

(o)  Advertising Costs

All costs associated with advertising and promoting products are expensed in the period incurred. Costs totaled $297,000 and $189,000 for the years ended December 31, 1999 and 1998, respectively.

                                 SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                  NOTES TO FINANCIAL STATEMENTS - (Continued)

                          December 31, 1999 and 1998

(2)  Business Combinations

(a)  Structured Arts Computing Corporation

On August 18, 1999, Signio completed the acquisition of certain engineering equipment, intellectual property and noncompete agreements from Structured Arts Computing Corporation (Structured Arts) for $400,000 in cash in a transaction accounted for as a purchase business combination. Of the $400,000 purchase price, $240,000 was allocated to goodwill with an estimated life of three years. The intellectual property and noncompete agreements were assigned an estimated life of three years. As of December 31, 1999, the balances of the intellectual property and noncompete agreements were $66,667 and $71,111, respectively, net of accumulated amortization of $8,333 and $8,889, respectively. As of December 31, 1999, the balance of the goodwill was $213,333, net of accumulated amortization of $26,667.

(b)  Business Projects, Inc.

On May 18, 1999, Signio issued 775,000 shares of its Series B preferred stock and warrants to purchase 310,000 shares of Series B Preferred Stock for all of the outstanding shares of Series A Preferred Stock of Business Projects, Inc. (Business Projects), a communications software company. The merger was accounted for as a purchase, and accordingly, Signio's December 31, 1999 financial statements include the results of Business Projects' operations since the date of acquisition.

The fair value of the shares of Series B Preferred Stock and warrants was determined to be $775,000.

Of the $775,000 purchase price, $628,821 was assigned to goodwill with an estimated life of three years. As of December 31, 1999, the balance of the goodwill was $506,551, net of accumulated amortization of $122,270.

The purchase price was allocated to the assets and liabilities assumed as follows:

                                                                 (In thousands)
                                                                 --------------
            Cash                                                      $   373
            Shareholder note receivable                                    25
            Other current assets                                           53
            Equipment and leasehold improvements                           30
            Goodwill                                                      629
            Liabilities assumed and acquisition costs incurred           (335)
                                                                    ---------
                                                                      $   775
                                                                    =========

If the acquisitions of Structured Arts and Business Projects had occurred at the beginning of 1998, the Company's revenues and results of operations would not have been materially impacted.

                                 SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                  NOTES TO FINANCIAL STATEMENTS - (Continued)

                          December 31, 1999 and 1998

(3)  Prepaid Compensation

In 1999, the Company issued two-year forgivable notes totaling $367,078 to several employees for relocation expenses incurred upon being hired by the Company. These notes earn interest at 4.98% and 5.43% and will be forgiven upon the completion of two years of employment with the Company. In the event that an employee leaves before the two years, the entire amount of the note will be owed to the Company. The Company is amortizing the notes to compensation expense over two years. As of December 31, 1999, $151,089 had been recorded as compensation expense. The unamortized amount is presented as prepaid compensation in the accompanying financial statements.

(4)  Property and Equipment

A summary of property and equipment as of December 31, 1999 and 1998, consisted of:

                                                         (In thousands)
                                                    ------------------------
                                                       1999           1998
                                                    -----------     --------

Computers and software                                  $ 1,385          565
Office furniture and equipment                              517          113
Leasehold improvements                                      427           11
Construction in progress                                      4           --
                                                    -----------     --------

                                                          2,333          689
Less accumulated depreciation and amortization             (577)        (173)
                                                    -----------     --------

                                                        $ 1,756          516
                                                    ===========     ========

(5)  Long-Term Obligations

Long-term obligations as of December 31, 1999 and 1998, consisted of:

                                                         (In thousands)
                                                    ------------------------
                                                       1999           1998
                                                    -----------     --------

Accrued rent                                            $   130           --
Secured promissory note                                      --          214
Capital lease obligations (note 9)                          460           37
                                                    -----------     --------

                                                            590          251
Less current portion                                       (178)         (67)
                                                    -----------     --------

                                                        $   412          184
                                                    ===========     ========

The Company no longer occupies a facility for which it has a remaining lease obligation. The $130,023 of accrued rent primarily relates to the Company's remaining obligation on a facility it is no longer using, net of the anticipated sublease income.

The secured promissory note was due in 36 monthly installments of $7,892 and was fully repaid in 1999.

                                 SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                  NOTES TO FINANCIAL STATEMENTS - (Continued)

                          December 31, 1999 and 1998

(6)  Convertible Notes Payable

The Company has issued two separate traunches of convertible notes payable. The first issuance was convertible at the option of the note holder into Series A preferred stock and detachable warrants at a conversion rate of either $0.63 or $1.00 per share. These notes accrued interest at 10% per annum and were due and payable six months after issuance. The detachable warrants gave the holder the right to purchase a variable number of shares of the Company's common stock at 35 cents per share. In 1998, $1,290,500 of notes payable were converted into 1,476,469 shares of Series A Preferred Stock and 478,700 warrants to purchase common stock. These warrants expire at various dates in 2000 and 2001. At the conversion date, the Company recorded a charge of $2,911, which represents the estimated value of the beneficial conversion feature measured at the date the notes were issued.

The second issuance, which was sold in 1998, was convertible into Series B preferred stock and detachable warrants at a conversion rate of $1.00 per share upon the occurrence of a subsequent round of financing in excess of $4,000,000. These notes accrued interest at 8% per annum and were due and payable six months after issuance. The detachable warrants gave the holder the right to purchase a variable number of Series B preferred shares at the value as determined by a subsequent round of financing. In 1999, $1,088,160 of notes payable were converted into 1,088,160 shares of Series B preferred stock and 214,299 warrants to purchase Series B preferred stock at $1.00 per share. The warrants are exercisable through 2003. At the conversion date, the Company recorded a charge of $132,652, which represents the estimated value of the beneficial conversion feature measured at the date the notes were issued.

(7)  Capital Stock and Stock Option Plan

(a)  Convertible Preferred Stock

Significant terms of the Series A and B preferred stock are as follows:

Each share is convertible into one share of common stock (subject to adjustments for events of dilution) at the option of the holder. Each share will automatically convert into common stock upon the completion of a public offering with aggregate proceeds greater than $15,000,000 and at a price per share not less than $5.00.

 . Each share has voting rights equal to the number of shares of common stock into which it may convert.

 . In the event of liquidation, dilution or winding up of the Company, the holders of Series A and B preferred stock shall receive first, and in preference, if any distribution to the common stock, an amount equal to the original issue price. Upon satisfaction of Series A and B liquidation preferences, the holders of Series A and B preferred stock and common stock shall receive on a pro rata basis the remaining assets of the Company until the holders of Series A and B preferred stock receive an aggregate of $3.50 per share.

 . Series A and B preferred shareholders are entitled to noncumulative dividends of 8% of the original issuance price, when and if declared by the Board of Directors, prior to any dividends declared on common stock.

 . Preferred shareholders have certain registration rights.

                                 SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                  NOTES TO FINANCIAL STATEMENTS - (Continued)

                          December 31, 1999 and 1998

(b)  Stock Option Plan

Under the 1998 Stock Option Plan, 3,100,000 shares of common stock are authorized for issuance. During 1999, an additional 10,780,621 shares of common stock were authorized for issuance. Under the Plan, incentive and nonstatutory options may be granted to employees and nonemployees. Such options generally vest over four years and expire in 10 years.

The Company allows its employees to exercise their options early. The common stock received upon such exercise is subject to repurchase by the Company upon the employees' termination at the exercise price. The Company's repurchase rights lapse over the vesting period of the options.

In 1999, the Company issued nonrecourse and nonrefundable notes to certain employees totaling $819,675 for the exercise of stock options. The notes bear interest at approximately 5.5% and are secured by the underlying common stock. Interest rates are fixed and accrued interest is nonrefundable. As of December 31, 1999, $16,021 of interest was accrued on notes receivable from shareholders.

Stock option activity is as follows:

                                           1999                             1998
                                ----------------------------      ---------------------------
                                                   Weighted-                        Weighted-
                                                    average                          average
                                                   exercise                          exercise
                                  Shares             price          Shares            price
                                ----------         ---------      ----------        ---------
Outstanding at
  beginning of year              1,536,500           $  0.16              --           $   --
Granted                         11,075,020              0.75       1,666,500             0.15
Exercised                       (8,772,492)             0.10         (20,000)            0.10
Canceled                        (1,935,053)             0.15        (110,000)            0.10
                                ----------                        ----------

Outstanding at
  end of year                    1,903,975           $  3.93       1,536,500           $ 0.16
                                ==========                        ==========

Options exercisable
  at end of year                    60,597           $ 0.323          13,334           $ 0.10
                                ==========                        ==========

Weighted-average fair
  value of options
  granted during the
  year at market                $    4.613                        $     0.06

Weighted-average fair
  value of options
  granted during the
  year below market             $    0.857                        $       --

                                 SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                  NOTES TO FINANCIAL STATEMENTS - (Continued)

                          December 31, 1999 and 1998

Additional information regarding options outstanding as of December 31, 1999, is as follows:

                       Options Outstanding                               Options Exercisable
-----------------------------------------------------------------     -------------------------
                                                       Weighted-
                                      Weighted-        average                        Weighted-
     Range                             average        remaining                        average
  of exercise         Number           exercise      contractual                      exercise
     prices         outstanding         price        life (years)     Shares            Price
--------------     -------------      ---------      ------------    --------         ---------
$         0.10         1,190,275      $    0.10              9.50      59,597         $    0.10
          0.50           222,500           0.50              9.75          --                --
         13.60           401,000          13.60              9.90       1,000             13.60
         18.78            90,200          18.78              9.98          --                --
--------------     -------------      ---------      ------------    --------         ---------

$ 0.10 - 18.78         1,903,975      $    3.93              9.62      60,597         $    0.32
==============     =============      =========      ============    ========         =========

As of December 31, 1999, 3,184,154 shares were available for future grant under the stock option plan.

(c)  Additional Stock Option Information

As discussed in note 1, the Company accounts for its stock-based awards using the intrinsic value method in accordance with APB No. 25, Accounting for Stock Issued to Employees and its related interpretations.

SFAS No. 123, Accounting for Stock-Based Compensation, requires the disclosure of pro forma net loss had the Company adopted the fair value method. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models. These models require subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the minimum value option pricing model with the following weighted-average assumptions: expected life, four years; risk-free interest rate of approximately 5%; and no dividend payments during the expected term. Forfeitures are recognized as they occur. If the computed fair values of the Company's stock-based awards to employees had been amortized to expense over the vesting period of the awards, the pro forma effect on net loss would have been an increase of $103,000 and $1,300 for the years ended December 31, 1999 and 1998, respectively.

The Company granted 158,800 and 35,000 nonstatutory stock options to consultants during the years ended December 31, 1999 and 1998, respectively. Compensation expense of $327,000 and $693 was recognized as a result of such grants in 1999 and 1998, respectively. The fair value of the unvested portion of such grants is expensed over the vesting period of four years. The fair value attributable to the unvested portion of such options is subject to adjustment based upon the future value of the Company's common stock. The value of each option granted to nonemployees was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 1999 and 1998: contractual life, 10 years; risk-free interest rate of approximately 5.7%; expected volatility of 90%; and no dividend payments during the contractual term.

The weighted-average fair value of options granted to nonemployees was $9.16 and $2.57 for the years ended December 31, 1999 and 1998, respectively.

                                 SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                  NOTES TO FINANCIAL STATEMENTS - (Continued)

                          December 31, 1999 and 1998

(d)  Preferred Stock Warrants

In 1998, in connection with the sale of Series A preferred stock, the Company issued a warrant to purchase up to 40,000 shares of Series A preferred stock at $1.00 per share. The warrant is exercisable through 2001. The estimated fair value of this warrant of $15,525 has been accounted for as a reduction in the proceeds of the Series A preferred financing and as a component of additional paid-in capital.

In 1999, in connection with the sale of Series B preferred stock, the Company issued warrants to purchase up to 5,965,991 shares of Series B preferred stock at $1.00 per share. The warrants are exercisable through 2004. The estimated fair value of these warrants of $3,423,520 has been accounted for as a reduction in the proceeds of the Series B preferred financing and as a component of additional paid-in capital.

(e)  Common Stock Warrants

During 1998, the Company issued to Series A investors, warrants to purchase 239,100 shares of the Company's common stock at an exercise price of $0.10 per share. The warrants are exercisable through 2001. The estimated fair value of these warrants of $9,278 has been accounted for as a reduction of the proceeds of the Series A preferred financing and as a component of additional paid-in capital.

(f)  Common Shares Reserved for Issuance

As of December 31, 1999, the Company has reserved shares of common stock for issuance as follows:

Exercise of options                                              5,063,129
Conversion of Series A preferred stock                           3,064,674
Conversion of Series B preferred stock                          15,689,977
Exercise of common stock warrants                                  717,800
Exercise and conversion of Series A warrants                        40,000
Exercise and conversion of Series B warrants                     6,490,290
                                                                ----------

                                                                31,065,870
                                                                ==========

(8)  Income Taxes

Income tax expense for the years ended December 31, 1999 and 1998 differed from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax losses as a result of the following:

                                                                   (In thousands)
                                                              -------------------------
                                                                  1999          1998
                                                              ------------   ----------
     Federal tax (benefit) at statutory rate                        (5,956)      (1,130)
     State taxes, net of federal income tax benefit                      1            1
     Unutilized net operating losses and deferred assets             4,063        1,106
     Nondeductible expenses                                          1,893           24
                                                              ------------   ----------
                                                                  $      1            1
                                                              ============   ==========

                                 SIGNIO, INC.
                          (Formerly PaymentNet, Inc.)

                  NOTES TO FINANCIAL STATEMENTS - (Continued)

                           December 31, 1999 and 1998

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets are as follows:

                                                              (In thousands)
                                                         -------------------------
                                                            1999           1998
                                                         -----------    ----------
Deferred tax assets:
  Net operating loss carryforwards                             5,768         1,272
  Accruals not currently deductible for tax purposes             870            99

                                                         -----------    ----------

                                                               6,638         1,371
Valuation allowance                                           (6,638)       (1,371)
                                                         -----------    ----------

     Net deferred tax assets                                $     --            --
                                                         ===========    ==========

The increase in the valuation allowance of $5,266,715 and $1,258,969 for the years ended December 31, 1999 and 1998, respectively, was primarily due to net operating loss carryforwards.

As of December 31, 1999, the Company has federal and state net operating loss carryfowards of approximately $13,642,000 and $13,473,000, respectively, expiring through 2018 and 2003, respectively. The extent to which the loss carryfowards can be used to offset future taxable income and tax liabilities may be limited depending on the extent of ownership changes within any three-year period.

                                 SIGNIO, INC.
                         (Formerly PaymentNet, Inc.)

                  NOTES TO FINANCIAL STATEMENTS - (Continued)

                          December 31, 1999 and 1998

(9)    Lease Commitments

The Company leases facilities and equipment under noncancelable operating leases expiring from 2000 through 2006, and equipment under capital leases expiring in 2002. Rental expense under operating lease agreements for the years ended December 31, 1999, 1998 and 1997 was $549,585, $112,137 and $23,585,
respectively.

Future minimum lease commitments under noncancelable capital and operating leases as of December 31, 1999, are as follows:

                                                   (In thousands)
                                             -------------------------
  Years ending                             Capital             Operating
  December 31,                             leases               leases
----------------                        ------------          ------------

     2000                                     $  256                 1,426
     2001                                        285                 1,451
     2002                                         56                 1,181
     2003                                         --                 1,110
     2004 and thereafter                          --                 2,800
                                        ------------          ------------

     Total                                       597               $ 7,968
                                                              ============

     Less amount representing interest          (137)
                                        ------------


     Present value of future minimum
       lease payments                            460

     Current portion                            (178)
                                        ------------

     Long-term portion                        $  282
                                        ============


(10)   Related Party Transaction

In December 1998, the Company purchased intellectual property for a note payable in the amount of $135,000 from a company in which a member of the Board of Directors has a financial interest. The asset was written off in fiscal 1998, with a charge to expense, as it was subsequently deemed to be of no real value to the Company. The note was repaid in fiscal 1999. As of December 31, 1998, the above-mentioned member of the Board of Directors received advances from the Company totaling $74,958. These advances were repaid to the Company in 1999.

(11)   401(k) Plan

In August 1998, the Company established a deferred profit sharing 401(k) plan and trust (the Plan) for all employees who meet certain eligibility requirements. The Company's contributions to the Plan are discretionary, and there were no contributions made for the years ended December 31, 1999 and 1998.

                        VERISIGN, INC. AND SUBSIDIARIES

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the financial position that actually would have been realized had VeriSign, Thawte and Signio been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, historical consolidated financial statements and related notes thereto of VeriSign, Thawte and Signio, included elsewhere in this filing.

     The following unaudited pro forma combined condensed financial statements give effect to the merger between VeriSign and Thawte, and VeriSign and Signio using the purchase method of accounting. The pro forma combined condensed financial statements are based on the respective historical audited and unaudited consolidated financial statements and related notes of VeriSign, Thawte and Signio. The pro forma adjustments are preliminary and based on management's estimates of the value of the tangible and intangible assets acquired. In addition, management is in the process of assessing and formulating its integration plans, which may include employee separations, employee relocations, and other restructuring actions and has not yet determined the costs, if any, of these plans.

     The actual adjustments may differ materially from those presented in these pro forma financial statements. A change in the pro forma adjustments would result in reallocation of the purchase price affecting the value assigned to the long-term tangible and intangible assets or, in some circumstances, in a charge to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amounts of the assets and liabilities adjusted. See Note 1 (a) to the pro forma combined condensed financial statements.

     The unaudited pro forma combined condensed balance sheet assumes that the merger took place on December 31, 1999, and combines VeriSign's and Signio's audited December 31, 1999 balance sheet with Thawte's unaudited November 30, 1999 combined balance sheet. The pro forma combined statements of operations assume the merger took place as of January 1, 1999 and combines VeriSign's and Signio's audited statements of operations for the year ended December 31, 1999, with Thawte's unaudited statement of operations for the twelve months ended November 30, 1999.

                        VERISIGN, INC. AND SUBSIDIARIES

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                (In thousands)

                                                                Historical
                                               --------------------------------------------
                                                  VeriSign        Thawte          Signio
                                                   As Of           As Of          As Of             Adjustments
                                                                                              -------------------------
                                               Dec. 31, 1999   Nov. 30, 1999  Dec. 31, 1999     Amount      Reference     Combined
                                               -------------   -------------  -------------   ----------   ------------  ----------
              Assets
Current assets:
 Cash and cash equivalents....................      $ 70,382          $1,694       $    766   $      (60)  (a)           $   72,782
 Short-term investments.......................        86,098              --          2,232           --                     88,330
 Accounts receivable, net.....................        22,727             266            230           --                     23,223
 Prepaid expenses and
  other current assets........................         3,635              16            363           --                      4,014
                                                    --------          ------       --------   ----------                 ----------
   Total current assets.......................       182,842           1,976          3,591          (60)                   188,349

Property and equipment, net...................        10,194             988          1,756           --                     12,938
Long-term investments.........................       144,751              --             --           --                    144,751
Other assets, net.............................         3,379              --            672           --                      4,051
Goodwill and other intangible
   assets, net................................            --              --            858    1,480,289   (a)(b)(c)(d)   1,481,147
Deferred income taxes.........................            --             639             --           --                        639
                                                    --------          ------       --------   ----------                 ----------
                                                    $341,166          $3,603       $  6,877   $1,480,229                 $1,831,875
                                                    ========          ======       ========   ==========                 ==========
         Liabilities and
       Stockholders' Equity
Current liabilities:
 Accounts payable.............................      $  4,665          $   91       $    864   $     (955)  (a)(c)             4,665
 Accrued liabilities..........................         6,237              --          1,860       (1,860)  (c)                6,237
 Income taxes payable.........................            --             842             --         (842)  (a)                   --
 Deferred revenue.............................        31,777           2,212            185         (647)  (a)(b)(c)(d)      33,527
 Current portion of
  long-term obligations.......................            --              --            178         (178)  (c)                   --
                                                    --------          ------       --------   ----------                 ----------
  Total current liabilities...................        42,679           3,145          3,087       (4,482)                    44,429
Convertible notes payable.....................            --              --            412         (412)  (c)                   --
Minority interest in subsidiary...............           128              --             --           --                        128
                                                    --------          ------       --------   ----------                 ----------
                                                      42,807           3,145          3,499       (4,894)                    44,557
                                                    --------          ------       --------   ----------                 ----------
Stockholders' equity:
 Preferred stock..............................            --              --              1           (1)  (c)                   --
 Common stock.................................           103              --             14           (4)  (a)(c)               113
 Additional paid-in capital...................       258,239              --         27,118    1,461,831   (a)(c)         1,747,188
 Note payable to (receivable
  from) stockholders..........................            --               6           (836)         830   (a)(c)                --
 Unearned compensation........................          (172)             --         (4,776)       4,776   (c)                 (172)
 Retained earnings/
  (accumulated deficit).......................       (47,452)            447        (18,143)      17,696   (a)(c)           (47,452)
 Accumulated other
  comprehensive income........................        87,641               5             --           (5)  (a)               87,641
                                                    --------          ------       --------   ----------                 ----------
  Total stockholders' equity..................       298,359             458          3,378    1,485,123                  1,787,318
                                                    --------          ------       --------   ----------                 ----------
                                                    $341,166          $3,603       $  6,877   $1,480,229                 $1,831,875
                                                    ========          ======       ========   ==========                 ==========

  See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                        VERISIGN, INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     (In thousands, except per share data)

                                                              Historical
                                             --------------------------------------------
                                                VeriSign        Thawte          Signio
                                               Year ended      Year ended     Year ended        Adjustments
                                                                                            --------------------
                                             Dec. 31, 1999   Nov. 30, 1999  Dec. 31, 1999     Amount    Reference   Combined
                                             -------------   -------------  -------------   ---------   ---------   ---------
Revenues......................................    $ 84,776          $2,461       $    742   $      --             $  87,979
                                                  --------          ------       --------   ---------             ---------
Costs and expenses:
 Cost of revenues.............................      31,898             638          2,562          --                35,098
 Sales and marketing..........................      34,145             209          3,347          --                37,701
 Research and development.....................      13,303              --          2,798          --                16,101
 General and administrative...................       8,740             687          6,451      (2,385)  (i)          13,493
 Amortization of goodwill and
  other intangible assets.....................          --              --             --     495,604   (e)(g)      495,604
                                                  --------          ------       --------   ---------             ---------
  Total costs and expenses....................      88,086           1,534         15,158     493,219               597,997
                                                  --------          ------       --------   ---------             ---------
  Operating loss..............................      (3,310)            927        (14,416)   (493,219)             (510,018)
Interest income...............................       7,365              70             --          --                 7,435
Other expense, net............................        (936)              3            (77)         --                (1,010)
                                                  --------          ------       --------   ---------             ---------
Income (loss) before
 income taxes.................................       3,119           1,000        (14,493)   (493,219)             (503,593)
Provision for income taxes....................          --             591             --          --                   591
                                                  --------          ------       --------   ---------             ---------
Income (loss) before
 minority interest............................       3,119             409        (14,493)   (493,219)             (504,184)
Minority interest in net loss
 of subsidiary................................         836              --             --          --                   836
                                                  --------          ------       --------   ---------             ---------
Net income (loss).............................    $  3,955          $  409       $(14,493)  $(493,219)            $(503,348)
                                                  ========          ======       ========   =========             =========
Net income (loss) per share:
 Basic........................................    $    .04                                                        $   (4.56)
                                                  ========                                                        =========
 Diluted......................................    $    .03                                                        $   (4.56)
                                                  ========                                                        =========
Shares used in per
 share computation:
  Basic.......................................     100,531                                      9,952   (f)(h)      110,483
                                                  ========                                  =========             =========
  Diluted.....................................     114,610                                      9,952               110,483
                                                  ========                                  =========             =========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                        VERISIGN, INC. AND SUBSIDIARIES

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL STATEMENTS

Note 1.  Unaudited Pro Forma Combined Condensed Balance Sheet

         The pro forma combined condensed balance sheet gives effect to the merger as if it had occurred on December 31, 1999.

     Thawte

     On February 1, 2000, VeriSign acquired all the outstanding capital stock of Thawte in exchange for 4,360,424 shares of VeriSign common stock and $60,000 of cash. The following adjustment has been reflected in the unaudited pro forma combined condensed balance sheet:

     (a) To record common stock issued to the shareholder of Thawte, and record applicable purchase accounting entries. Transaction costs were not significant to the total purchase price and were therefore not included below.

          Under purchase accounting, the total purchase price will be allocated to Thawte's tangible assets and liabilities based on their relative fair values. Allocations are subject to valuations as of the date of the consummation of the merger. The amounts and components of the estimated purchase price along with the preliminary allocation of the estimated purchase price to net assets purchased are presented below.

                                Purchase Price

                                                                        (In thousands)
          Cash........................................................     $     60
          Common stock................................................            5
          Additional paid-in capital..................................      649,946
                                                                           --------
          Total purchase price........................................     $650,011
                                                                           ========

                              Net Assets Acquired

          Book value of net tangible assets of Thawte.................     $    456
          Intangible assets:
             Workforce in place.......................................          342
             Non-compete agreement....................................          939
             Technology in place......................................        2,963
             Thawte trade name........................................          913
                                                                           --------
                                                                              5,157
                                                                           --------
          Current products and relationships:
             Customer relationships...................................        2,807
             Internet Service Provider ("ISP") hosting partnerships...       11,330
                                                                           --------
                                                                             14,137
                                                                           --------
          Goodwill....................................................      630,261
                                                                           --------
          Net assets acquired.........................................     $650,011
                                                                           ========

          The actual allocation of the purchase price will depend upon the composition of Thawte's net assets on the closing date and VeriSign's evaluation of the fair value of the net assets as of the date indicated. Consequently, the actual allocation of the purchase price could differ from that presented above.

                        VERISIGN, INC. AND SUBSIDIARIES

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (Continued)

    (b) To record a reduction in deferred revenue related to the estimated calculation of VeriSign's obligation to perform life cycle services around digital certificates equal to the expected costs to provide the services, plus a normal profit margin.

     Signio

     On February 29, 2000, VeriSign acquired all the outstanding capital stock of Signio in exchange for 5,591,819 shares of VeriSign common stock. In addition, VeriSign issued options to purchase a total of approximately 234,227 shares of VeriSign common stock in exchange for all issued and outstanding Signio options. The following adjustment has been reflected in the unaudited pro forma combined condensed balance sheet:

     (c) To record common stock and options issued to the shareholders of Signio, and record applicable purchase accounting entries. Transaction costs were not significant to the total purchase price and were therefore not included below.

          Under purchase accounting, the total purchase price will be allocated to Signio's assets and liabilities based on their relative fair values. Allocations are subject to valuations as of the date of the consummation of the merger. The amounts and components of the estimated purchase price along with the preliminary allocation of the estimated purchase price to net assets purchased are presented below.

                                 Purchase Price

                                                        (In thousands)
          Common stock..................................   $      6
          Fair value of Signio options assumed..........     31,798
          Additional paid-in capital....................    839,002
                                                           --------
          Total purchase price..........................   $870,806
                                                           ========

                              Net Assets Acquired

          Book value of net tangible assets of Signio..    $  2,522
          Intangible assets:
           Workforce in place..........................         961
           Signio trade name...........................       4,501
                                                           --------
                                                              5,462
                                                           --------
          Current products and technology:
           Customer relationships......................      29,061
           Technology..................................       5,764
                                                           --------
                                                             34,825
                                                           --------
          Goodwill.....................................     827,997
                                                           --------
          Net assets acquired..........................    $870,806
                                                           ========

          The actual allocation of the purchase price will depend upon the composition of Signio's net assets on the closing date and VeriSign's evaluation of the fair value of the net assets as of the date indicated. Consequently, the actual allocation of the purchase price could differ from that presented above.

                        VERISIGN, INC. AND SUBSIDIARIES

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (Continued)

   (d) To record a reduction in deferred revenue related to the estimated calculation of VeriSign's obligation to perform life cycle services around payment services equal to the expected costs to provide the services, plus a normal profit margin.

Note 2. Unaudited Pro Forma Combined Condensed Statement of Operations

   The unaudited pro forma combined condensed statement of operations gives effect to the merger had it occurred at the beginning of the period presented.
                                            ---------

   Thawte

   The following adjustments have been reflected in the unaudited pro forma combined condensed statement of operations:

   (e) Adjustment to remove the amortization of historical goodwill and other intangible assets previously recorded by Thawte and to record the amortization of goodwill and intangible assets resulting from the allocation of the purchase price. The pro forma adjustment assumes goodwill and other intangible assets will be amortized on a straight-line basis over the following estimated lives:

        Intangible assets:
          Workforce in place.......................................    3 years
          Non-compete agreement....................................    3 years
          Technology in place......................................    3 years
          Thawte trade name........................................    3 years
        Current products and relationships:
          Customer relationships...................................    3 years
          Internet Service Provider ("ISP") hosting partnerships...    2 years
        Goodwill...................................................    3 years

        The ultimate lives assigned will be determined at the date of acquisition based on the facts and circumstances existing at that date.

   (f) To reflect the estimated shares to be issued as consideration for the merger.

                        VERISIGN, INC. AND SUBSIDIARIES

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (Continued)

   Signio

   The following adjustments have been reflected in the unaudited pro forma combined condensed statement of operations:

   (g) Adjustment to remove the amortization of historical goodwill and other intangible assets previously recorded by Signio and to record the amortization of goodwill and intangible assets resulting from the allocation of the purchase price. The pro forma adjustment assumes goodwill and other intangible assets will be amortized on a straight-line basis over the following estimated lives:

        Intangible assets:
          Workforce in place...........................    3 years
          Signio trade name............................    3 years
        Current products and relationships:
          Customer relationships.......................    3 years
          Technology...................................    3 years
        Goodwill.......................................    3 years

        The ultimate lives assigned will be determined at the date of acquisition based on the facts and circumstances existing at that date.

   (h) To reflect the estimated shares and options to be issued as consideration for the merger.

   (i) To eliminate the stock based compensation recorded by Signio. The intrinsic value of outstanding options is included in the purchase price.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             VERISIGN, INC.



Date:  March 10, 2000                         By: /s/ STRATTON D. SCLAVOS
                                                 ------------------------------
                                                      Stratton D. Sclavos
                                                           President
                                                              and
                                                   Chief Executive Officer
                                                 (Principal Executive Officer)



Date:  March 10, 2000                         By: /s/ DANA L. EVAN
                                                -------------------------------
                                                     Dana L. Evan
                                             Executive Vice President of
                                             Finance and Administration
                                                         and
                                                Chief Financial Officer
                                                (Principal Financial and
                                                 Accounting Officer)

                                    EXHIBITS

  The exhibits filed as part of this report are provided in this separate section. The exhibits included in this section are as follows:

     Exhibit
     Number                      Exhibit Description
     -------    ---------------------------------------------------------------
      23.1      Consent of Independent Auditors
                  (Thawte Holdings (Pty) Ltd., Thawte Consulting (Pty) Ltd. and Thawte USA, Inc.)

      23.2      Consent of Independent Auditors
                  (Signio, Inc.)

      23.3      Consent of Independent Auditors
                  (VeriSign, Inc. and Subsidiaries)

      99.1      VeriSign , Inc. 1999 Financial Statements